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                             FORM N-6, ITEM 26(d)
                                    CONTRACTS
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                     American United Life Insurance Company
                              [One American Square
                             Indianapolis, IN 46206]

                          PREMIUM DEPOSIT ACCOUNT RIDER


This rider is a part of the policy to which it is attached. The Policy Date of this rider is the same as the Policy Date of the policy unless otherwise stated on the Rider Specifications Page. The rider's provisions shall control when there is a conflict between this rider and the policy.

Benefit

You may make payments to a Premium Deposit Account while the policy is in force. Each payment must be at least the minimum premium payment amount for the policy as shown on the Policy Data Page. On each Policy Anniversary, we will credit the Premium Deposit Account with interest at such rate as we may declare, provided that no interest will be credited for any period less than one month. We reserve the right to decline any payments that, together with the amount already in the account, exceeds 10% of the amount of insurance shown on Page 3 of the Policy. We may also decline to accept any payment if there is indebtedness on the Policy.


Withdrawals from the Account

You may withdraw any part of this account without penalty at any time before the Insured's death.

We may withdraw funds from the Premium Deposit Account to make premium payments on the Policy, whenever Monthly Deductions remain unpaid at the last day of the Grace Period. In that case, part of the account will be withdrawn so that when that part is applied as premium on the policy, it will allow all unpaid Monthly Deductions to be made. Also, you may instruct us to make premium payments from the Premium Deposit Account at any time.


Death

Upon receipt of due proof of the death of the Insured, the balance of the Premium Deposit Account will be paid to the Owner, if other than the Insured. If the Owner and Insured are the same, upon death the remaining balance will be paid to the beneficiary listed on the policy.

Termination - This rider will automatically terminate on the following dates:

     1. The date the policy is terminated, surrendered for cash, or continued as paid-up or extended term insurance.

     2. The Monthiversary following the date requested in writing by the Owner.

LR-214                         Page 1 of 2                      3-2008
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            Signed for American United Life Insurance(R) Company by,

                                Thomas M. Zurek
                                    Secretary

LR-214                         Page 2 of 2                      3-2008